UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

_____________________

KLX ENERGY SERVICES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	001-38609	36-4904146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas 77056 (Address of Principal Executive Offices)

(832) 844-1015 (Registrant’s Telephone Number, Including Area Code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	symbol(s)	on which registered
Common Stock, $0.01 Par Value	KLXE	The Nasdaq Global Select Market
Preferred Stock Purchase Rights	N/A	The Nasdaq Global Select Market
_____________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2026, KLX Energy Services Holdings, Inc. (the “Company”) completed its previously announced subscription rights offering (the “Rights Offering”), which expired in accordance with its terms at 5:00 p.m., New York City time, on September 23, 2026, and closed the Backstop Exchange (as defined below). Pursuant to the terms of the Rights Offering, 24,975,001 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), were purchased pursuant to the exercise of subscription rights at the subscription price of $1.49 per whole share (the “Subscription Price”) for gross proceeds of $37.2 million to the Company. Of the $37.2 million gross cash proceeds from the Rights Offering, the Company expects to use $31.0 million for general corporate purposes, including to pay fees and expenses in connection with the Rights Offering, and $6.2 million to redeem the 2030 Notes (as defined below) at par, plus accrued and unpaid interest. The Company issued a partial notice of redemption on September 30, 2026 to redeem $6.2 million aggregate principal amount of the 2030 Notes on October 10, 2026. This Current Report on Form 8-K shall not constitute a notice of redemption with respect to the 2030 Notes.

After giving effect to the Rights Offering and the Backstop Exchange, the Company expects to have 105,677,168 shares of Common Stock issued and outstanding. In connection with the Backstop Exchange, the outstanding principal amount of the 2030 Notes will be reduced by $94.0 million as a result of the combination of par redemptions from excess proceeds in the Rights Offering and the exchange of 2030 Notes for Common Stock in the Backstop Exchange.

Backstop Exchange

The Rights Offering was backstopped by the existing holders (the “Backstop Parties”) of the Company’s Senior Secured Floating Rate Cash / PIK Notes due 2030 (the “2030 Notes”) in an aggregate backstop commitment amount of $94.0 million pursuant to a Rights Offering Backstop Agreement (the “Backstop Agreement”), which will be reduced to $87.8 million as a result of $6.2 million of 2030 Notes redeemed with Rights Offering proceeds, with each individual Backstop Party subject to an aggregate 30% ownership limitation on a pro forma fully diluted basis. The Backstop Parties committed to purchase their respective backstop commitment amounts through an exchange of their 2030 Notes (at 100% of the principal amount thereof plus accrued and unpaid interest) for shares of Common Stock at the Subscription Price (the “Backstop Exchange”). An aggregate of 59,273,445 shares of Common Stock will be issued to the Backstop Parties in the Backstop Exchange.

Shares of Common Stock acquired by the Backstop Parties pursuant to the Backstop Exchange will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act. In connection with the completion of the Rights Offering, the Company entered into a Registration Rights Agreement, dated as of September 29, 2026 (the “Registration Rights Agreement”), with the Backstop Parties, pursuant to which the Backstop Parties were granted certain customary registration rights in respect of such shares.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amended and Restated Indenture

In connection with the closing of the Backstop Exchange, the Company, the subsidiaries party thereto, as guarantors, and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent, entered into an Amended and Restated Indenture, dated as of September 29, 2026 (the “Indenture”).

The Indenture amends and restates in its entirety that certain Indenture, dated as of March 12, 2025 (as amended prior to the date hereof, the “Prior Notes Indenture”), governing the 2030 Notes. The 2030 Notes remain guaranteed and secured on substantially the same terms other than as described below.

The Prior Notes Indenture was amended and restated to provide additional covenant flexibility and other amendments, including, among other things: (i) reset the total net leverage ratio maintenance covenant step-down schedule to: (w) 4.50:1.00, commencing with the fiscal quarter ending September 30, 2026, (x) 4.00:1.00, commencing on the fiscal quarter ending June 30, 2027, (y) 3.50:1.00, commencing on the fiscal quarter ending June 30, 2028, and (z) 3.00:1.00, commencing on the fiscal quarter ending June 30, 2029, (ii) relax the total net leverage ratio incurrence test for additional indebtedness from 2.50:1.00 to 3.00:1.00, (iii) permanently exclude capital lease obligations from the definition of “Consolidated Total Indebtedness” for purposes of the financial maintenance covenant, incurrence-based tests/ratios/baskets, and the Secured Net Leverage Ratio (as defined in the Indenture), (iv) increase the basket for indebtedness in respect of purchase money obligations and capital lease obligations from $75.0 million to $85.0 million, (v) provide for par redemption of 2030 Notes in connection with the Backstop Agreement and exclude Rights Offering redemption proceeds from the excess cash flow sweep, (vi) reset the make-whole expiry date to two years from the effective date of the Indenture and reduce the premium from 102% to 101%, (vii) grant the holders of the 2030 Notes a right of first offer with respect to any debtor-in-possession financing secured by notes priority collateral on a pro rata basis and (viii) require that any opportunity to provide permitted pari passu notes lien indebtedness be offered first to existing holders on a pro rata basis.

The foregoing description of the Indenture does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent applicable, the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Backstop Exchange” with respect to the shares of Common Stock to be issued pursuant to the Backstop Exchange is incorporated by reference in this Item 3.02. The shares of Common Stock to be issued pursuant to the Backstop Exchange will not be registered under the Securities Act and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act.

Item 8.01 Other Events.

On September 30, 2026, the Company issued a press release announcing the completion of the Rights Offering and the closing of the Backstop Exchange. The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

The Rights Offering was made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (Reg. No. 333-295905) on file with the Securities and Exchange Commission (the “SEC”) and the prospectus supplement (and the accompanying base prospectus) filed with the SEC on August 24, 2026 (collectively, the “Prospectus”). Additional information regarding the Rights Offering is set forth in the Prospectus.

Forward-Looking Statements

This report and the documents to which the Company refers you to in this report, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the transactions described herein, the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this report that are not historical facts are forward-looking statements, including, without limitation, statements about the Company’s beliefs and expectations regarding the Rights Offering, including the use of proceeds therefrom, and the Backstop Exchange. Words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “forecast,” “potential,” “project,” “continue,” “may,” “might,” “should,” “could,” “would,” “will” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this report and the information incorporated by reference in this report reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, prevailing market conditions, as well as, without limitation, those risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, and discussed elsewhere in this report, and the information incorporated by reference in this report. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
4.1+	Amended and Restated Indenture, dated September 29, 2026.
10.1	Registration Rights Agreement, dated September 29, 2026.
99.1	Press Release dated September 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+     Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KLX Energy Services Holdings, Inc.

By:	/s/ Max L. Bouthillette
Name:	Max L. Bouthillette
Title:	Executive Vice President, General Counsel, Chief Compliance Officer and Secretary
Date:	September 30, 2026